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                                                                   Exhibit 10.14


                                    AGREEMENT

            This AGREEMENT is made as of November 1, 1998 by and among INSURANCE CONSULTING SERVICES LIMITED, a Bermuda corporation ("ICS"), GLOBAL MARKETS ACCESS LTD., a Bermuda corporation (the "Company"), and GLOBAL MARKETS GUARANTY LTD., a Bermuda corporation (the "Operating Company").

                                   BACKGROUND

            The Company and its wholly-owned subsidiary, the Operating Company, were both incorporated in August 1998 in Bermuda, and neither has any operating history. The Company intends to engage in the business of providing financial guaranty insurance and reinsurance on financial obligations through the Operating Company.

            ICS is willing to provide certain services to the Company and the Operating Company after the consummation of the proposed initial public offering of common shares of the Company (the "IPO"), subject to the terms of this Agreement. The Company and the Operating Company desire to engage ICS to provide such services, subject to the terms of this Agreement.

            NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1.  ENGAGEMENT OF ICS.

      (a) The Company and the Operating Company hereby engage ICS to provide the services set forth in Section 1(b) of this Agreement. ICS hereby accepts such engagement on the terms and conditions hereinafter set forth.

      (b) ICS shall perform or supervise the performance by others of the following services after the consummation of the IPO:

            (1) assist the Company and the Operating Company with regard to risk management and related financial services; and

            (2) provide such other related services as may be requested from time to time.

      (c) The performance of the services set forth in Section 1(b) of this Agreement by ICS shall be at the direction of, and subject to the supervision of, the Company's Board of Directors.

SECTION 2.  FEE.

      (a) Annual Fee. The Operating Company shall pay to ICS a fee at the rate of US$425,000 per annum, payable quarterly in advance following the consummation of the IPO through the end of the term of the Agreement.
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SECTION 3.  TERM.

            The term of this Agreement shall extend from the date hereof until the fifth anniversary of the consummation of the IPO.

SECTION 4.  LIMITATION OF LIABILITY OF ICS.

            ICS shall not be liable for any error of judgment or mistake of law or for any loss arising out of any act or omission in carrying out its duties hereunder, except a loss resulting solely from ICS's willful misfeasance or gross negligence.

SECTION 5.  INDEMNITY.

      (a) The Company and the Operating Company shall indemnify, defend and hold harmless ICS and its officers, directors, shareholders, employees, agents, representatives and affiliates ("ICS Indemnities") against and in respect of any and all losses, costs, expenses (including, without limitation, costs of investigation and defense and reasonable attorneys' fees), claims, damages, obligations and liabilities (collectively, "Damages") arising out of, based upon or otherwise in respect of the operation by the Company and the Operating Company of their businesses, or related to this Agreement or ICS's performance thereof, except to the extent that any such Damages result solely from the willful misfeasance or gross negligence of one or more ICS Indemnities.

      (b) ICS shall indemnify, defend and hold harmless the Company and the Operating Company and their officers, directors, shareholders, employees, agents, representatives and affiliates against and in respect of any and all Damages to the extent solely arising out of, based upon or otherwise in respect of ICS's willful misfeasance or gross negligence in connection with ICS's performance of this Agreement.

      (c) This Section 5 shall survive the termination of this Agreement.

SECTION 6.  MISCELLANEOUS.

      (a) Notices. All notices, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given (i) when delivered by hand (with written confirmation of receipt), (ii) when sent by telecopier (with written confirmation of successful transmission), provided that a copy is mailed by certified or registered mail, postage prepaid, return receipt requested or (iii) two business days following deposit thereof (with all postage and other fees paid) with a nationally recognized overnight delivery service, in each case to the appropriate addresses and telecopier numbers, as applicable, set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):


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            To ICS:

                  Insurance Consulting Services Limited
                  c/o Conyers Dill & Pearman
                  Clarendon House
                  2 Church Street, P.O. Box HM666
                  Hamilton, Bermuda HM CX
                  Attn: Charles G. Collis, Esquire
                  (441) 295-1422
                  (441) 292-4720 Telecopy Number

            To the Company:

                  Global Markets Access Ltd.
                  Victoria Hall, Victoria Street
                  P.O. Box HM1262
                  Hamilton, HM FX, Bermuda
                  Attn.: Donald J. Matthews, President and
                             Chief Executive Officer

            To Operating Company:

                  Global Markets Guaranty Ltd.
                  Victoria Hall, Victoria Street
                  P.O. Box HM1262
                  Hamilton, HM FX, Bermuda
                  Attn.: Donald J. Matthews, President and
                             Chief Executive Officer

      (b) Assignment and Benefit. This Agreement or any rights hereunder may not be assigned by the Company or the Operating Company, nor may the Company or the Operating Company delegate any obligations hereunder, without the prior written consent of ICS. This Agreement or any rights hereunder may not be assigned by ICS, nor may ICS delegate any obligations hereunder, without the prior written consent of the Company and the Operating Company. Subject to the foregoing, this Agreement and the rights and obligations contained herein shall inure to the benefit of, and be binding upon, the parties hereto and each of their respective successors and assigns. This Agreement shall not be construed as giving any person, other than the parties hereto and their successors and assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any of the provisions herein contained, this Agreement and all provisions and conditions hereof being intended to be, and being, for the sole and exclusive benefit of such parties, successors and assigns and for the benefit of no other person or entity.

      (c) Amendment and Waiver. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement will


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operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, no claim or right arising out of this Agreement can be waived by a party, in whole or in part, except in a writing signed by such party. The waiver by a party of any breach of any provision of this Agreement shall not constitute or operate as a waiver of any other breach of such provision or of any other provision hereof, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof.

      (d) Governing Law. This Agreement is made pursuant to, and shall be construed and enforced in accordance with, the laws of the Islands of Bermuda, without giving effect to otherwise applicable principles of conflicts of law.

      (e) Severability. The invalidity or unenforceability of any particular provision, or part of any provision, of this Agreement shall not affect the other provisions or parts hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions or parts were omitted.

      (f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original; and any person may become a party hereto by executing a counterpart hereof, but all of such counterparts together shall be deemed to be one and the same instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

      (g) Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings with respect to the subject matter hereof.


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            IN WITNESS WHEREOF, each of the parties hereto has caused its duly authorized representatives to execute this Agreement, all as of the date first above written.

                              INSURANCE CONSULTING SERVICES LIMITED



                              By: /s/ Robert M. Lichten
                                  -------------------------------
                              Name: Robert M. Lichten
                              Title: President

                              GLOBAL MARKETS ACCESS LTD.


                              By: /s/ Donald J. Matthews
                                  -------------------------------
                             Name: Donald J. Matthews
                                  Title:  President and Chief Executive Officer


                              GLOBAL MARKETS GUARANTY LTD.


                              By: /s/ Donald J. Matthews
                                  -------------------------------
                              Name: Donald J. Matthews
                                  Title:  President and Chief Executive Officer




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